UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2018

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2018, the Board of Directors (the “Board”) of TransAct Technologies Incorporated (the “Company”) appointed Haydee Olinger to serve as a director of the Company.  A press release announcing Ms. Olinger's appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

There are no arrangements or understandings between Ms. Olinger and any other persons pursuant to which she was selected as a director, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Olinger has been appointed to the Audit Committee, the Compensation and Corporate Governance Committee, the Nominating Committee and the Executive Committee.

Ms. Olinger will participate in the current director compensation arrangements applicable to non-employee directors.  Under the terms of those arrangements, Ms. Olinger will receive a retainer of $10,000 for each fiscal quarter served as director as compensation for services rendered, will be reimbursed for reasonable out-of-pocket expenses associated with her service on the Board and will receive an annual grant of restricted stock units with a fair value at the date of grant of $45,000, pursuant to the terms of the Company’s 2014 Equity Incentive Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press Release dated July 31, 2018 of TransAct Technologies Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/David B. Peters
David B. Peters
Vice President & Chief Accounting Officer

Date: July 31, 2018